Exhibit 10(h)(iii)

IDACORP, Inc.

RESTRICTED STOCK PLAN

ARTICLE I

PURPOSE AND ELIGIBILITY

1.1              Purpose.  The purpose of the Plan is to award shares of common stock to certain officers and executives ("key employees") of IDACORP, Inc. (the "Company") and its subsidiaries to provide an equity-based incentive program to key employees that encourages retention, facilities alignment of business decisions with shareholder interests and recognizes key employees for outstanding performance.

1.2              Eligibility.  Subject to the determination of the committee described in Section 2.2 herein, all officers and key executives of the Company and its subsidiaries shall be eligible to receive awards under the Plan.  A person who receives an award under the Plan is referred to herein as a "Participant."

ARTICLE II

AWARDS

2.1              Shares Available for Awards.  The maximum number of shares which may be awarded from time to time under the Plan is 370,000.  Shares of common stock awarded under the Plan ("Restricted Shares") shall be authorized but unissued shares of common stock of the Company, treasury shares or shares purchased on the open market.  Restricted Shares which are not earned or which are forfeited shall again be available for subsequent awards under the Plan.

2.2              The Committee.  All awards made hereunder shall be made to such key employees as shall be determined solely by the Compensation Committee of the Board of Directors of the Company (the "Committee").

The Committee shall have full discretion and exclusive power, subject to the provisions of the Plan, to select and determine the key employees to whom awards are made, the times when awards are made, the number of Restricted Shares granted, the length of the restricted period (the "Restricted Period"), the applicable restrictions, forfeiture provisions, performance criteria, if any, dividend rights, if any, voting rights, if any, and any other rights, terms and conditions it may choose to apply to such awards.

The Committee shall have full power and authority to interpret and apply the provisions of the Plan, and to prescribe, amend and rescind such rules and regulations relating to the Plan as it shall deem desirable.  Any interpretation, determination or other action taken by the Committee shall be final, binding and conclusive.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or awards made hereunder.

2.3              Awards.

(a)                The terms of each award, as determined solely by the Committee, shall be set forth in a written agreement (a "Restricted Stock Agreement") duly executed on behalf of the Company and the Participant in such form as the Committee shall from time to time approve.

(b)               A stock certificate representing the number of Restricted Shares granted to a Participant shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account.  The Participant shall not have the right to vote such Restricted Shares or to receive dividends thereon unless such rights are granted by the Committee.  In addition, the following restrictions shall apply:  (i) the Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period and the satisfaction of performance criteria, if any; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, other than by will or the laws of descent and distribution; and (iii) all of the Restricted Shares shall be forfeited by the Participant without further obligation on the part of the Company as of the date of the Participant's termination of employment in accordance with the provisions of Section 3.1 hereof prior to the expiration or termination of the Restricted Period.  Upon the forfeiture of any Restricted Shares, such forfeited shares shall be transferred to the Company without further action by the Participant.

(c)                Upon the expiration or termination of the Restricted Period and the satisfaction of performance criteria, if any, the restrictions imposed on the appropriate Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered to the Participant, free of all such restrictions, except any that may be imposed by law or by the applicable Restricted Stock Agreement.  Except as provided under Section 5.3 hereof, no payment will be required from the Participant upon the issuance or delivery of any Restricted Shares.

2.4              Section 83(b) Election.  A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Shares in gross income while they are still subject to restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

2.5              Adjustment in Event of Changes in Capitalization.  In the event of a recapitalization, stock split, stock dividend, stock combination, exchange of shares, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation, or other similar changes or transactions, of or by the Company, the aggregate number of Restricted Shares shall be appropriately adjusted and all provisions of this Plan with respect to the number of Restricted Shares shall also be adjusted.

ARTICLE III
TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL

3.1              Termination of Employment.  Subject to the Committee's right to determine otherwise at the time of grant, upon termination of the Participant's employment with the Company by reason of death or disability, or with approval of the Committee upon retiring from the Company prior to attaining age 62, all unvested Restricted Stock shall immediately vest.  Upon termination of employment for any other reason, all unvested Restricted Stock shall be forfeited.

3.2              Change in Control.  All unvested Restricted Shares shall vest immediately upon a "Change in Control."  For purposes of this Plan, "Change in Control" shall mean the earliest of the following to occur:

(a)                any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "1934 Act") and as used in Section 13(d) of the 1934 Act, excluding (i) the Company or any Subsidiary, (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company, (iii) an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities ("Person")) is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Company; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

(b)               consummation of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Company or Idaho Power Company (a "Qualifying Transaction"), unless, immediately following such Qualifying Transaction, all of the following have occurred: (i) all or substantially all of the beneficial owners of the Company immediately prior to such Qualifying Transaction beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (as the case may be, the "Successor Entity"), (ii) no Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of  20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (iii) at least a majority of the members of the board of directors of the Successor Entity are Incumbent Directors;

(c)                a complete liquidation or dissolution of the Company or Idaho Power Company; or

(d)               within a 24-month period, individuals who were directors of the Board of Directors of the Company (the "Board of Directors") immediately before such period ("Incumbent Directors") cease to constitute at least a majority of the directors of the Board of Directors; provided, however, that any director who was not a director of the Board of Directors at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the Board of Directors then still in office (i) who were in office at the beginning of the 24-month period or (ii) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors.

For avoidance of doubt, transactions for the purpose of dividing Idaho Power Company's assets into separate distribution, transmission or generation entities or such other entities as the Company or Idaho Power Company may determine shall not constitute a Change in Control unless so determined by the Board of Directors.  For purposes of this Plan, the term "Subsidiary" shall mean any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is now or hereafter owned, directly or indirectly, by the Company.

ARTICLE IV

AMENDMENTS AND TERMINATION

4.1              Amendments.  The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate by it, to amend in whole or in part, and in any manner, any or all of the provisions of this Plan, provided that no amendment shall make it possible for any part of a Participant's Restricted Shares to be used for or diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries, except to the extent otherwise provided in this Plan.

4.2              Termination.  The Board of Directors reserves the right to terminate this Plan at any time.  No Participant shall accrue any additional benefits under this Plan after the effective date of such termination.

ARTICLE V

MISCELLANEOUS

5.1              Governing Law.  All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Idaho, without regard to conflicts of laws provisions.

5.2              Nonguarantee of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, as a right of any Participant to be continued in the employment of the Company, or as a limitation on the right of the Company to discharge any of its employees, with or without cause.

5.3              Taxes.  The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to awards of Restricted Shares, and the lapse of restrictions on Restricted Shares, including but not limited to (i) deducting the amount required to be withheld from any other amount then or thereafter payable to a Participant, former Participant, beneficiary or legal representative and (ii) requiring a Participant, former Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of the delivery of Restricted Shares.  For all purposes of this Plan, the fair market value of common stock shall be determined by the Company in good faith, and such determination shall be binding upon the Participants and all other persons for federal, state and local tax purposes.

5.4              Notices.  Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address.  All notices to the Company shall be addressed to it at 1221 West Idaho Street, Boise, Idaho 83707, Attention:  Manager of Compensation.  All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Company's records.

5.5              Headings.  The headings and sub-headings in this Plan are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

5.6              Severability.  In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

(1)        Adopted by Idaho Power Company on December 20, 1994, effective July 1, 1994

(2)        Assumed by IDACORP effective October 1, 1998

(3)        Amended by IDACORP July 20, 2006 to change the name of the company to IDACORP, amend the change in control definition and make other non-substantive changes